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                                                                      Exhibit 24





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


       We consent to the incorporation by reference of our reports, dated January 25, 1995, on our audits of the consolidated financial statements and financial statement schedule of Quaker State Corporation and Subsidiaries as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, which reports are incorporated by reference or included in this annual report on Form 10-K, in the following documents:

1. Registration Statement No. 33-20416 on Form S-8 for the Quaker State Corporation Thrift and Stock Purchase Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement;

2. Registration Statements No. 2-56158, No. 2-85634 and No. 33-7163 on Form S-8 for the 1976 Stock Option Plan and the 1986 Stock Option Plan of Quaker State Corporation, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statements;

3. Registration Statement No. 33-65862 on Form S-8 for the Baum Employment Agreement, filed under the Securities Act of 1933, as amended;

4. Registration Statement No. 33-53605 on Form S-8 for the 1994 Non-Employee Directors' Stock Option Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement; and

5. Registration Statement No. 33-53617 on Form S-8 for the 1994 Stock Incentive Plan, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement.

       We also Consent to the references to our firm under the caption "Experts" in the Prospectuses used in connection with Registration Statement Nos. 33-20416, 2-56158, 2-85634, 33-7163, 33-65862, 33-53605, and 33-53617
solely as it relates to the current financial statements being incorporated by reference.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ----------------------------


                                                   COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
March 28, 1995